FOR IMMEDIATE RELEASE	Exhibit 99.1

Contacts:
William S. McCalmont 972/753-2314	Michael J. Briskey 972/753-2342
Executive Vice President & CFO	Senior Vice President & Treasurer
wmccalmont@acecashexpress.com	mbriskey@acecashexpress.com

ACE CASH EXPRESS REPORTS RECORD
FISCAL 2005 FIRST QUARTER NET INCOME and EPS
Comparable Store Sales Increase 7.9%

          DALLAS (October 21, 2004)—ACE Cash Express, Inc. (NASDAQ:AACE) announced diluted earnings per share of $0.37 for its fiscal 2005 first quarter ended September 30, 2004, a 32 percent increase over its diluted earnings per share of $0.28 in the prior year period. Net income of $5.1 million in the first quarter of fiscal 2005 increased 69 percent from the $3.0 million of net income in the first quarter of fiscal 2004.

          During the first quarter of fiscal 2005, ACE’s total revenue increased by 11 percent to $62.0 million from $55.7 million in the first quarter of fiscal 2004. This increase is primarily due to a 26 percent increase in loan fees and interest and a 23 percent increase in bill payment services.

          “We are pleased with our strong start to fiscal 2005,” stated Jay B. Shipowitz, President and CEO of ACE, “Our excellent first quarter results demonstrate the diversification of our retail financial services which were led by continued strong demand for our loan and bill payment services. We believe our results are indicative of ACE’s ability to continue to meet the needs of our customers and the large under-banked consumer marketplace.”

Highlights from the first quarter of fiscal 2005 include:

•	Comparable store revenue increased 7.9 percent over the prior year’s first quarter.

•	ACE company-owned stores cashed 3.2 million checks, excluding tax checks, resulting in check-cashing fees of $27.9 million, a 3.4 percent increase from check-cashing fees of $27.0 million in the first quarter of fiscal 2004.

•	Loan fees and interest rose 26 percent to $23.2 million from $18.5 million, fueled by comparable store fees growth of 20.7 percent. ACE processed over 550,000 loan transactions, a 19.4 percent increase from the same period last year.

•	Bill-payment revenue increased 23 percent, to $4.7 million from $3.8 million in the first quarter of fiscal 2004.

•	Gross margin improved to 32.4 percent from 31.1 percent in the same period last year.

•	The total ACE store network, including franchised stores, had a record 9.8 million customer visits and processed approximately $2.4 billion in transactions.

•	ACE further increased its capital availability by amending and extending its bank credit facility in July 2004.

          During the first quarter of fiscal 2005, the Company opened 15 newly constructed stores and closed nine company-owned stores. Additionally, ACE acquired 23 stores during the quarter including 10 stores in northwest Arkansas, eight stores from a franchisee in Houston, three stores from a franchisee in Louisville and two stores in Seattle.

          The Company also opened nine franchised stores in the first quarter of fiscal 2005. During the quarter, ACE secured commitments to open 21 more franchised stores. In total, ACE franchisees have committed to open more than 125 franchised stores over the next five years.

          “Our comprehensive growth plans include our previously announced store expansion strategy, opportunistic acquisitions, additional new product initiatives including the ACE Cash Express MasterCard, and further technological enhancements that will all contribute to our long-term growth plans,” concluded Mr. Shipowitz.

Business Outlook for the Remainder of Fiscal 2005

          The statements preceded by bullet points below are the Company’s outlook or forecast for the Company’s business for the second quarter ending December 31, 2004 and the fiscal year ending June 30, 2005. These statements are made only as of October 21, 2004 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may prove to be wrong.

•	The Company expects total revenue for fiscal 2005 to range between $265 million and $275 million.

•	The Company is reiterating its fiscal 2005 fully diluted earnings per share guidance range between $1.92 and $2.00.

•	Based on the Company’s annual forecast, historical operating trends and historical second quarter performance, the Company expects diluted earnings per share to range between $0.39 to $0.42 for its second fiscal quarter ending December 31, 2004.

          This outlook is based upon various assumptions, which include, but are not limited to, the following: (1) the opening of 60 newly-constructed ACE Cash Express company-owned stores in fiscal 2005, the closure of 15 to 25 stores during the normal course of business in fiscal 2005, but no other increase or decrease in the number of the Company’s owned stores (whether by acquisition or otherwise) and the opening of 50 franchised stores, and the opening of 25 ACE Cash Advance stores; (2) no material change in the products or services offered at the Company’s locations as of September 30, 2004 or in the terms or procedures for offering such products and services; and (3) no material adverse results from any litigation or regulatory proceedings against the Company, either currently existing or that may arise in the future.

About ACE

          ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of September 30, 2004, ACE had a network of 1,257 stores in 37 states and the District of Columbia, consisting of 1,055 company-owned stores and 202 franchised stores. ACE focuses on serving unbanked and underbanked consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. ACE’s website is found at www.acecashexpress.com.

Forward-Looking Statements

          This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

          Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:

•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express and its affiliates and with its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

          ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2004	2003
Revenues	$62,026	$55,701
Store expenses:
Salaries and benefits	14,787	14,255
Occupancy	8,182	7,249
Provision for loan losses and doubtful accounts	7,468	6,351
Depreciation	1,687	1,737
Other	9,808	8,777

Total store expenses	41,932	38,369

Gross margin	20,094	17,332
Region expenses	5,219	4,477
Headquarters expenses	4,681	4,313
Franchise expenses	267	263
Other depreciation and amortization	706	1,017
Interest expense, net	593	2,235
Other expenses, net	172	16

Income before income taxes	8,456	5,011
Provision for income taxes	3,383	2,004

Net income	$5,073	$3,007

Earnings per share:
Basic	$0.38	$0.29
Diluted	$0.37	$0.28
Weighted average number of common shares outstanding:
Basic	13,366	10,296
Diluted	13,848	10,589

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	June 30,
	2004	2004
ASSETS
Current Assets
Cash and cash equivalents	$104,052	$123,041
Accounts receivable, net	5,214	5,555
Loans receivable, net	18,798	17,047
Prepaid expenses, inventories, and other current assets	11,343	10,658

Total Current Assets	139,407	156,301

Noncurrent Assets
Property and equipment, net	30,966	30,721
Covenants not to compete, net	1,193	1,067
Goodwill, net	84,999	81,719
Other assets	5,765	3,839

Total Assets	$262,330	$273,647

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Revolving advances	$42,400	$60,000
Accounts payable, accrued liabilities, and other current liabilities	32,308	32,711
Money orders payable	5,107	4,495

Total Current Liabilities	79,815	97,206

Noncurrent Liabilities
Deferred income tax	5,684	5,684
Deferred revenue	3,946	3,969
Other liabilities	302	358

Total Liabilities	89,747	107,217

Commitments and Contingencies	—	—
Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,639,982 and 13,518,737 shares issued and 13,428,582 and 13,307,337 shares outstanding, respectively	134	133
Additional paid-in capital	98,184	95,941
Retained earnings	80,369	75,296
Accumulated comprehensive loss	(292)	(170)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(3,105)	(2,063)

Total Shareholders’ Equity	172,583	166,430

Total Liabilities and Shareholders’ Equity	$262,330	$273,647

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended
	September 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	1,026	968	968	1,003	988
Acquired	23	1	34	2	8
Opened	15	4	53	14	39
Sold	—	—	(5)	(23)	—
Closed	(9)	(5)	(24)	(28)	(32)

End of period	1,055	968	1,026	968	1,003
Franchised stores in operation:
Beginning of period	204	200	200	184	175
Opened	9	7	32	26	22
Acquired by ACE	(11)	(1)	(13)	(2)	(8)
Closed/Sold	—	—	(15)	(8)	(5)

End of period	202	206	204	200	184

Total store network	1,257	1,174	1,230	1,168	1,187

Percentage increase (decrease) in comparable store revenues from prior period:(1)
Total revenue	7.9%	(0.2)%	5.0%	1.9%	17.2%
Check fees excluding tax check fees	0.0%	6.9%	5.2%	8.0%	6.0%
Loan fees and interest	20.7%	(10.6%)	7.8%	(4.4%)	36.1%
Purchases of property and equipment, net (in thousands)	$3,036	$794	$7,950	$4,771	$7,127
Intangible assets acquired (in thousands)	$3,510	$60	$6,403	$673	$1,177
Check Cashing Data:
Face amount of checks cashed (in millions)	$1,147	$1,156	$5,103	$5,040	$4,843
Face amount of average check	$358	$354	$388	$383	$378
Average fee per check	$8.78	$8.47	$9.91	$9.65	$9.36
Fees as a percentage of average check	2.45%	2.39%	2.55%	2.52%	2.48%
Number of checks cashed (in thousands)	3,204	3,266	13,151	13,148	12,821
Check Collections Data:
Face amount of returned checks (in thousands)	$5,952	$5,353	$21,705	$24,087	$23,637
Collections (in thousands)	4,041	3,356	13,947	16,935	16,090

Net write-offs (in thousands)	$1,911	$1,997	$7,758	$7,152	$7,547

Collections as a percentage of returned checks	67.9%	62.7%	64.3%	70.3%	68.1%
Net write-offs as a percentage of revenues	3.1%	3.7%	3.1%	3.1%	3.3%
Net write-offs as a percentage of the face amount of checks cashed	0.17%	0.17%	0.15%	0.14%	0.16%

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended
	September 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
Combined Short-Term Consumer Loans Operating Data:
Volume – new loans and refinances	$159,673	$126,911	$527,723	$484,026	$502,013
Average advance	$283	$276	$278	$274	$269
Average finance charge	$44.83	$43.54	$43.71	$44.55	$45.61
Number of loan transactions – new loans and refinances	554	464	1,909	1,798	1,866
Matured loan volume	$154,565	$124,204	$516,741	$488,940	$489,887
Loan fees and interest	$23,223	$18,455	$77,029	$70,806	$74,197
Loan loss provision	$7,424	$6,486	$24,280	$22,293	$21,924
Gross margin on loans	68.0%	64.9%	68.5%	68.5%	70.5%
Loan loss provision as a percent of matured loan volume	4.8%	5.2%	4.7%	4.6%	4.5%
ACE Loans:(2)
Volume – new loans and refinances	$111,219	$86,412	$368,031	$420,129	$502,013
Average advance	$269	$265	$269	$268	$269
Average finance charge	$39.89	$38.99	$39.40	$42.71	$45.61
Number of loan transactions – new loans and refinances	400	327	1,368	1,587	1,866
Matured loan volume	$107,266	$84,244	$359,723	$432,900	$489,887
Loan fees and interest	$15,960	$12,296	$52,993	$61,769	$74,197
Loan loss provision	$5,087	$4,540	$16,890	$19,361	$21,924
Loans Processed for Republic Bank:(3)
Volume — new loans and refinances	$48,454	$40,499	$159,692	$63,897	$—
Average advance	$314	$295	$296	$302	$—
Average finance charge	$55.37	$51.96	$52.11	$53.35	$—
Number of loan transactions – new loans and refinances	154	137	541	211	—
Matured loan volume	$47,299	$39,960	$157,018	$56,040	$—
Loan fees and interest	$7,263	$6,159	$24,036	$9,037	$—
Provision for loan losses payable to Republic Bank	$2,337	$1,946	$7,390	$2,932	$—
Balance Sheet Data (in thousands):
Gross loans receivable	$30,819	$24,090	$27,663	$21,734	$29,569
Less: Allowance for losses on loans receivable	12,021	9,887	10,616	8,734	12,213

Loans receivable, net of allowance	$18,798	$14,203	$17,047	$13,000	$17,356

Allowance for losses on loans receivable:
Beginning of period	$10,616	$8,734	$8,734	$12,213	$13,382
Provision for loan losses	5,087	4,540	16,890	19,361	21,924
Charge-offs	(3,833)	(3,459)	(15,295)	(23,729)	(24,519)
Recoveries	151	72	287	889	1,426

End of period	$12,021	$9,887	$10,616	$8,734	$12,213

Allowance as a percent of gross loans receivable	39.0%	41.0%	38.3%	40.2%	41.3%

(1)	Calculated based on changes in revenue for all company-owned stores open in both periods and open for at least 13 months.

(2)	Operating data for ACE loans include short-term consumer loans made by Goleta National Bank at our company-owned stores until we discontinued offering Goleta loans on December 31, 2002.

(3)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust Company at our company-owned stores in Arkansas, Pennsylvania and Texas since January 1, 2003.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Year Ended
	September 30,		June 30,
	2004	2003	2004	2003	2002
Revenues (in thousands):
Check cashing fees	$28,117	$27,661	$129,194	$125,703	$118,907
Loan fees and interest	23,223	18,455	77,029	70,806	74,197
Bill payment services	4,709	3,839	16,960	13,507	10,156
Money transfer services	2,825	2,756	11,136	10,898	10,998
Money order fees	1,731	1,593	6,330	6,960	7,554
Franchise revenues	747	597	2,774	2,346	2,199
Other fees	674	800	3,236	4,069	5,255

Total revenue	$62,026	$55,701	$246,659	$234,289	$229,266

	Three Months Ended		Year Ended
	September 30,		June 30,
	2004	2003	2004	2003	2002
Percentage of Revenues:
Check cashing fees	45.3%	49.7%	52.4%	53.7%	51.9%
Loan fees and interest	37.4	33.1	31.2	30.2	32.4
Bill payment services	7.6	6.9	6.9	5.8	4.4
Money transfer services	4.6	4.9	4.5	4.6	4.8
Money order fees	2.8	2.9	2.6	3.0	3.3
Franchise revenues	1.2	1.1	1.1	1.0	0.9
Other fees	1.1	1.4	1.3	1.7	2.3

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
OCTOBER 21, 2004
5 p.m. EDT

          An investor conference call will be held today, October 21, 2004 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2005 first quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 1216667. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer will present the first quarter review.

          For your convenience, the conference call will be replayed in its entirety beginning at approximately 7 p.m. EDT on October 23rd through 7 p.m. EDT on October 30th. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 1216667.

          If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.